Exhibit-10.56
First Amendment to the
Tenneco Inc. Supplemental Pension Plan for Management
     WHEREAS, Tenneco Inc. (previously known as Tenneco Automotive Inc.) (the “Company”) maintains the Tenneco Inc. Supplemental Pension Plan for Management (formerly known as Tenneco Automotive Inc. Supplemental Pension Plan for Management) (the “Plan”); and
     WHEREAS, the Compensation/Nominating/Governance Committee of the Board of Directors of the Company has approved amendments to the Plan and has authorized and directed the officers of the Company to prepare and execute an amendment to the Plan to reflect the amendments approved by the Committee;
     NOW, THEREFORE, pursuant to the authority granted to the undersigned officer, the Plan is hereby amended, all effective as of December 31, 2006, in the following particulars:
1.   By substituting the following for Section 1 of the Plan:
“1. Effective Date, Supplements and Special Provisions.
     The Plan as set forth herein is effective as of January 1, 2005 (the ‘Effective Date’). The provisions of the Plan as applied to any group of Participants (as defined in Section 2), may be modified or supplemented from time to time by the adoption of one or more Supplements. Each Supplement shall form a part of the Plan as of the Supplement’s effective date. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement shall govern. Notwithstanding any other provision of the Plan, other than as provided in a Supplement, all benefit accruals under the Plan are hereby frozen effective as of December 31, 2006, no person shall become a Participant in the Plan after December 31, 2006, no compensation or service (for purposes of benefit accrual) for periods after December 31, 2006 shall be taken into account under the Plan, and no person shall accrue any additional benefits under the Plan after December 31, 2006.”
2. By adding the following new Supplement A to the Plan immediately after Appendix A thereof:
“Supplement A
to the
Tenneco Inc. Supplemental Pension Plan for Management

Application	A-1. This Supplement A to the Tenneco Inc. Supplemental Pension Plan for Management (the ‘Plan’) shall apply as of January 1, 2007 to the benefits of Participants Timothy Donovan and Timothy Jackson (each a ‘Supplement A Participant’).

Definitions	A-2. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement A.

Benefit Accrual	A-3. Notwithstanding the provisions of the Plan, the benefits of the Supplement A Participants shall not be frozen as of December 31, 2006 and the Supplement A Participants shall continue as Participants in the Plan and shall continue to accrue benefits under the Plan for periods thereafter subject to the terms of this Supplement A.

Plan Benefit	A-4. The Plan Benefit of each Supplement A Participant with respect to benefits accrued after December 31, 2006, shall be determined in accordance with the provisions of Section 3 of the Plan; provided, however, that:
(a)	the applicable percentage for purposes of paragraph 3(a) of the Plan shall be ‘3.6%’ rather than ‘4%’; and

(b)	the amount determined under paragraph 3(a) of the Plan shall not exceed 47.5% of the Supplement A Participant’s Compensation (rather than 50%).

Benefit Offset	A-5. The Plan Benefit of a Supplement A Participant, determined in accordance with the Plan and as modified by the provisions of Section A-4, shall be reduced by the actuarial equivalent value (determined in accordance with the assumptions set forth in Section 4 of the Plan) of any amounts paid to the employee in respect of DB Replacement Contributions. For purposes of this Supplement A, ‘DB Replacement Contributions’ with respect to any Supplement A Participant means the contributions (and income, earnings, losses, appreciation and depreciation attributable thereto) allocated to his DB Replacement Contribution Account (i) under the Tenneco Employee Stock Ownership Plan for Salaried Employees or the Tenneco Employee Stock Ownership Plan for Hourly Employees (or any successors thereto) or (ii) under the unfunded, non-qualified defined contribution plan established by the Company effective as of January 1, 2007 for employees who have a salary grade designation of EICP1 or higher (or any successor thereto)”.
     IN WITNESS WHEREOF, the Company has caused the Plan to be amended as set forth herein by its authorized officer.

TENNECO INC.

By:

Its:

2